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                                                                     EXHIBIT 5.1


                                       April 15, 1998


Equitable Resources, Inc.
420 Boulevard of the Allies
Pittsburgh, Pennsylvania 15219



     Re:  Equitable Resources, Inc.
          Equitable Resources Capital Trust I
          Registration Statement on Form S-3
          File Nos. 333-47919 and 333-47919-01
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Ladies and Gentlemen:

        We have acted as counsel to Equitable Resources, Inc., a Pennsylvania corporation (the "Corporation") and Depositor of Equitable Resources Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with a Registration Statement on Form S-3, filed by the Corporation and the Trust on March 13, 1998 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), as amended by Amendment No. 1 to the Registration Statement filed with the Commission on April 14, 1998 and Amendment No. 2 to the Registration Statement filed with the Commission on April 15, 1998 (as so amended, the Registration Statement") relating to the registration of the Capital Securities of the Trust (the "Capital Securities"), the Junior Subordinated Deferrable Interest Debentures due April 15, 2038 of the Corporation (the "Junior Subordinated Debenture"), and a Guarantee of the Corporation with respect to the Capital Securities (the "Guarantee").

        The Capital Securities will be issued pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") of the Trust, among the Corporation, as Depositor, Bankers Trust Company, as property trustee, Bankers Trust (Delaware), as Delaware trustee, and the Administrators named therein, while the Junior Subordinated Debentures will be issued pursuant to a Junior Subordinated Indenture (the "Indenture"), between the Corporation and Bankers Trust Company, as debenture trustee.

        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act.

        We have examined such documents and records as we deemed appropriate, including the following:
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        (i)   Copy of the Articles of Incorporation of the Corporation,
certified as of a recent date by the Secretary of State of Pennsylvania.

        (ii) Copy of the By-Laws of the Corporation, as amended, certified as of a recent date by the Secretary of the Corporation to be a true and complete copy.

        (iii) Copy, certified as of a recent date by the Secretary of the Corporation to be a true copy, of the resolutions of the Board of Directors of the Corporation authorizing the filing of the Registration Statement.

        (iv)   Form of the Trust Agreement.

        (v)    Form of the Capital Security.

        (vi)   Form of the Indenture.

        (vii)  Form of the Junior Subordinated Debenture.

        (viii) Form of the Guarantee.

        In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Corporation, the Administrators of the Trust and public officials.

        In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

        Based upon the foregoing, we are of the opinion that:

        (1) The Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Corporation and, when executed, authenticated and delivered in the manner provided for in the Indenture, the Junior Subordinated Debentures will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforceable against the Corporation in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable

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principles (regardless of whether considered in a proceeding in equity or at law).

        (2) The Guarantee has been duly authorized by all requisite corporate action of the Corporation and, when executed and delivered to Bankers Trust Company, as guarantee trustee, the Guarantee will constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein.

                                       Very truly yours,

                                       /s/ REED SMITH SHAW & MCCLAY LLP

                                       REED SMITH SHAW & MCCLAY LLP

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